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                                                                     Exhibit 5.1
                                     [LOGO]

                          CALFEE, HALTER & GRISWOLD LLP
                                ATTORNEYS AT LAW



                                November 26, 2003

North Coast Energy, Inc.
1993 Case Parkway
Twinsburg, Ohio  44258

         We are familiar with the proceedings taken and proposed to be taken by North Coast Energy, Inc., a Delaware corporation (the "Company"), with respect to the additional 400,000 common shares, $0.01 par value (the "Shares"), of the Company to be offered and sold from time-to-time pursuant to the Company's 1999 Employee Stock Option Plan (the "Plan"). As counsel for the Company, we have prepared the registration statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") the Shares as additional securities of the same class as other securities for which a registration statement on Form S-8 has already been filed.

         For purposes of this opinion, we have reviewed such documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such review, we have assumed that the registration statement on Form S-8, filed with the Commission on August 11, 2000, for the initial 400,000 common shares, $0.01 par value, of the Company to be offered and sold from time-to-time pursuant to Plan is effective under the Securities Act. Based upon such review and the foregoing assumption, we are of the opinion that the Shares are duly authorized and, when offered and sold pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, we are admitted to the practice of law only in the State of Ohio and the opinions expressed herein are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Ohio, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Company to effect registration of the Shares under Securities Act. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,


                                             /s/ Calfee, Halter & Griswold LLP

                                             CALFEE, HALTER & GRISWOLD LLP